Exhibit 10.1

Confidential Materials omitted and filed separately with the Securities and Exchange Commission. Asterisks denote omissions.

5RD AMENDMENT TO THE SERVICES AGREEMENT BETWEEN BOTTOMLINE TECHNOLOGIES, INC. AND BANK OF AMERICA, N.A.

Supplier Name:	Bottomline Technologies (de), Inc.	Agreement Number:	CW136262
Supplier Address:	325 Corporate Drive Portsmouth, NH 03801 United States	Addendum Number:	CW323224
Supplier Telephone:	1-603-436-0700	Addendum Effective Date:	September 15, 2011

This Amendment, made and entered into this 15th day of September, 2011 by and between BOTTOMLINE TECHNOLOGIES, INC. (hereinafter referred to as “Tech”) and BANK OF AMERICA, N.A. (hereinafter referred to as “Bank”).

WITNESSETH:

WHEREAS, Tech, as a subcontractor of the Bank, currently provides PayMode Processing Services to Bank Customers pursuant to the Services Agreement (CW 136262) (the “Agreement”);

WHEREAS, the parties desire to further amend Schedule A and Schedule D to add Paymode-X Supplier ID Mapping to the PayMode Processing Services as an Enhancement available to Bank’s Customers;

NOW, THEREFORE, in consideration of the premises hereof and the mutual benefits to be derived hereby, the Agreement is hereby amended by adding the following provisions as follows:

A. Amendment to Schedule A, Section 2 (Description of Services):

A 10th row as set forth below is hereby added to the table titled “Processing Services”.

10	PayMode-X Supplier ID Mapping	PayMode-X Supplier ID Mapping, for any client using Paymode-X Supplier ID Mapping, a mapping process will use [**] and [**] to identify the appropriate [**] for the supplier. The [**] will then be appended to the payment instruction for processing by PayMode.

B. Amendment to Appendix A to Schedule A (PayMode Services), Section I (Key Features and Functions):

Subsection “L” of Section “I” (Key Features and Functions) of Appendix A to Schedule A (PayMode Services) is amended to append the following services:

Paymode-X Supplier ID Mapping:

Implementation of Paymode-X Supplier ID Mapping for a client consists of:

Defining a file format and file requirements, mutually agreed to between Tech, Bank, and the client, for a supplier master file to be provided by the client on a regular basis defined during implementation. (the “Supplier Master File”).

Use of the Supplier Master File to develop and update a mapping table which includes, for each supplier accepting ACH payments from the client, [**] (the “Mapping Table”).

Defining a file format and file requirements, mutually agreed to between Tech, Bank and the client, for submission of payment instructions for PayMode Processing Services, including Paymode-X Supplier ID Mapping.

For any client using Paymode-X Supplier ID Mapping, the Mapping Table and a mapping process will use [**] to identify the appropriate [**] for the supplier. The [**] will then be appended to the payment instruction for processing by PayMode. The Supplier ID Mapping will only be used for payments that a client identifies as Paymode ACH payments, other payment types such as Check, Wire or OON-ACH will not be mapped. Payment instructions which do not conform to the agreed to file format and file requirements will be rejected. Payment Instructions without a [**] will be rejected. Payment instructions which cannot be mapped by [**] to a [**] will be rejected. Email notice of rejection will be sent to the client and the client will be responsible for resending corrected payment instructions.

Tech will provide to client, on a weekly basis, a Paymode-X Supplier activation file that includes the following fields in an agreed upon format: [**]. Client is responsible for updating its ERP system to reflect that supplier’s activation status.

C. Amendment to Schedule D (Service Fees):

Section “10” of Schedule D (Service Fees) is amended to append the following fees for Paymode-X for Invoicing:

Additional Service Fees for PayMode-X Supplier ID Mapping:

All service fees related to Paymode-X Supplier ID Mapping will be mutually agreed to by the Tech and Bank prior to implementation.

With respect to client [**], the service fees for Paymode-X Supplier ID Mapping will be:

Paymode-X Supplier ID Mapping [**]	$	[	**]
Paymode-X Supplier ID Mapping [**]	$	[	**]

D. Special Provisions for Paymode-X Supplier ID Mapping

1.	Except for [**], Bank will not offer Paymode-X Supplier ID Mapping to any client without obtaining Tech’s prior written consent.

2.	Tech shall not be responsible for any delayed, erroneous, misdirected, or unauthorized payments resulting from erroneous information provided by Bank or Client, including information provided for development and updating of the Mapping File and payment instructions (“Erroneous Information”). Bank will defend, indemnify and hold Tech harmless from any claim or demand (including attorney fees) made by any third party, including the client, arising out of any such Erroneous Information.

E. Inconsistencies: In the event of any inconsistencies in the terms of the Services Agreement and this Amendment, the terms of this Amendment shall control with respect to the provisions set out herein.

F. All Other Provisions: Except as to the terms amended by this Amendment, all other terms and conditions of the Services Agreement are declared by the parties to be in full force and effect, and except as otherwise provided in this Amendment, all defined terms used in this Amendment shall have the meanings set forth for such terms in the Services Agreement.

IN WITNESS WHEREOF, the parties have caused this Amendment to be executed by their duly authorized representatives this 15th day of September 2011.

(“Bank”) Bank of America, N.A.

/s/ Dani Folsom
Signature	Date

Dani Folsom
(Printed Name)

VP, Sourcing Manager
(Title)

(“Tech”) Bottomline Technologies (de), Inc.

/s/ Eric Morgan	10/25/11
Signature	Date

Eric Morgan
(Printed Name)

VP, Global Controller
(Title)